UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 4, 2015

SELECT COMFORT CORPORATION
(Exact name of registrant as specified in its charter)
Minnesota
(State or other jurisdiction of incorporation or organization)

0-25121	41-1597886
(Commission File No.)	(IRS Employer Identification No.)

9800 59th Avenue North, Minneapolis, Minnesota 55442
(Address of principal executive offices)    (Zip Code)

(763) 551-7000
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
On November 4, 2015, Select Comfort Corporation and its wholly-owned subsidiary Select Comfort Retail Corporation (collectively, the “Company”) and Synchrony Bank entered into a Second Amendment to Retailer Program Agreement, dated effective as of November 4, 2015 (the “Second Amendment”), which amended the Retailer Program Agreement dated effective as of January 1, 2014 as amended (the “Agreement”), among the parties. The Second Amendment increases the amount of the “Credit Review Point” as well as changes the Financial Covenants in Appendix B of the Agreement by replacing the “Minimum Tangible Net Worth” and “Minimum Working Capital” requirements with “Rent Adjusted Net Leverage Ratio” and “Debt Service Coverage Ratio” requirements. Select Comfort’s purpose in renegotiating the financial covenants in the Agreement as reflected in the Second Amendment is to more closely align the financial covenants and corresponding reporting requirements in the Agreement with those contained in the Credit and Security Agreement (the “Credit Agreement”) between the Company and KeyBank National Association and certain other financial institutions party to the Credit Agreement entered into on September 9, 2015. The Second Amendment also changes certain terminology used with respect to amounts payable to the Company by Synchrony Bank depending on the volume and growth of the sales financed under the Agreement, but such changes do not reflect material, substantive differences to the terms of the Agreement. The remainder of the Agreement remains unchanged.
The foregoing description of the Second Amendment is qualified in its entirety by reference to the full text of the Second Amendment, which the Company will file with the Securities and Exchange Commission as an exhibit to the Company’s Form 10-Q for the period ended October 3, 2015. The Company intends to seek confidential treatment of certain terms of the Second Amendment in connection with the filing of the Second Amendment in accordance with the procedures of the Securities and Exchange Commission.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SELECT COMFORT CORPORATION
(Registrant)

Dated: November 6, 2015	By: /s/ Heather M. Somers
Name: Heather M. Somers
Title: Vice President and Associate General Counsel

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